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                                                                  Exhibit (c)(5)

                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     AMENDMENT dated as of January 15, 1997 (this "Amendment") to AGREEMENT
                                                   ---------
AND PLAN OF MERGER dated as of December 16, 1996 (the "Merger Agreement")
                                                       ----------------
among Tylan General, Inc., a Delaware corporation (the "Company"), Millipore
                                                        -------
Corporation, a Massachusetts corporation (the "Purchaser"), and MCTG Acquisition Corp., a Delaware corporation ("Purchaser Sub").
                                -------------

                                   RECITALS

     WHEREAS, the Company, the Purchaser and Purchaser Sub are parties to the Merger Agreement, pursuant to which the Purchaser is acquiring the Company.

     WHEREAS, the parties hereto desire to amend the Merger Agreement as provided herein.

     WHEREAS, all capitalized terms used herein shall have the meanings set forth in the Merger Agreement unless otherwise specified herein.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1. Acceleration of Stock Options. The third sentence of Section 7.8(a) of the Merger Agreement shall be amended to read as follows:

         "The Company shall have the right to amend the terms of any Company Stock Option which is an incentive stock option satisfying the requirements of
Section 422 of the Code (an "Incentive Stock Option") outstanding on the date hereof so that it would be vested on the scheduled date of termination of the Offer and the Company shall have the right to amend the terms of any Company Stock Option which is not an Incentive Stock Option outstanding on the date hereof so that it would become vested immediately prior to the Effective Time."

     2. Miscellaneous. Except to the extent expressly modified by this Amendment, the Merger Agreement shall continue in full force and effect in accordance with its terms. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together, along with the Merger Agreement, constitute the same agreement.

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     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.


                                            MILLIPORE CORPORATION


                                            By: /s/ [SIGNATURE APPEARS HERE]
                                               ---------------------------------
                                               Name:  Geoffrey Nunes
                                               Title: Sr. Vice President


                                            MCTG ACQUISITION CORP.


                                            By: /s/ [SIGNATURE APPEARS HERE]
                                               ---------------------------------
                                               Name:  Geoffrey Nunes
                                               Title: Sr. Vice President


                                            TYLAN GENERAL, INC.


                                            By: /s/ [SIGNATURE APPEARS HERE]
                                               ---------------------------------
                                               Name:  David L. Stone
                                               Title: Exec. VP/CFO/Secretary

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